Exhibit 23.2

Consent of Vavrinek, Trine, Day & Company, LLP

Vavrinek, Trine, Day & Co., LLP Certified Public Accountants & Consultants	VALUE THE DIFFERENCE

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-effective Amendment No. 1 to Form S-4 Registration Statement of our report dated February 22, 2006 with respect to the balance sheet of Legacy Bank, N.A. as of December 31, 2005 and 2004 and the related statements of income, stockholders’ equity and cash flows for the years then ended appearing in the Annual Report on Form 10-K of Legacy Bank, N.A.  We further consent to the reference to our Firm under the heading “Experts” in the Registration Statement.

Pleasanton, California

January 4, 2007

5000 Hopyard Road, Suite 335    Pleasanton, CA  94588    Tel: 925.734.6600    Fax: 925.734.6611   www.vtdcpa.com

RANCHO CUCAMONGA • PLEASANTON • SAN JOSE • FRESNO • LAGUNA HILLS • PALO ALTO